UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street

Lexington, MA 02420

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2021 (the “Closing Date”), iSpecimen Inc., a Delaware corporation (the “Company”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Bridge Bank, a division of Western Alliance Bank (“Bridge Bank”). Pursuant to the Loan and Security Agreement, Bridge Bank agreed to provide the Company with a term loan facility in the maximum principal amount of $5,000,000, including (i) a $3,500,000 term loan advanced on the Closing Date and (ii) a $1,500,000 term loan available upon the Company’s request, subject to certain conditions for the 18-month period following the Closing Date. Amounts outstanding under the Loan and Security Agreement bear interest at a per annum rate equal to the prime rate plus 0.75%. In addition, the Company will also be required to pay customary fees and expenses. At closing, the proceeds of the term loan facility were used to repay in full the outstanding indebtedness under secured promissory notes issued by the Company from 2018 through 2020 (the “Bridge Notes”), including amounts owed to related parties (the “Related Party Bridge Notes”).

The Loan and Security Agreement requires payments of interest only through February 2023. Beginning on March 10, 2023, the Company is required to make monthly payments of principal and interest, based on a 30-month amortization schedule. All amounts outstanding under the Loan and Security Agreement will become due and payable on August 10, 2025. The obligations under the Loan and Security Agreement are secured by substantially all of the assets of the Company except for the Company’s intellectual property.

The Loan and Security Agreement includes financial covenants, including the requirements that the Company achieve certain EBDA levels and maintain a certain Adjusted Quick Ratio. The Loan and Security Agreement also includes customary negative covenants, subject to exceptions, which limit transfers, capital expenditures, indebtedness, certain liens, investments, acquisitions, and dispositions of assets, as well as customary representations and warranties, affirmative covenants, and events of default, including cross defaults and a change of control default.

In connection with the Loan and Security Agreement, the Company issued Bridge Bank a warrant to purchase up to 12,500 shares of the Company’s common stock at an exercise price of $8.00 per share (the “Lender Warrant”). The Lender Warrant contains standard and customary anti-dilution provisions, may be exercised on a cashless basis, and expires ten years from the issuance date.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Loan and Security Agreement discussed under Item 1.01 above, the Company repaid all outstanding amounts due thereunder Bridge Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description of the Loan and Security Agreement with Bridge Bank set forth under Item 1.01 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

Please see the description of the Lender Warrant set forth under Item 1.01 in this Current Report on Form 8-K. The Lender Warrant was issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan and Security Agreement
10.2	Lender Warrant
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021

iSPECIMEN INC.

By:	/s/ Christopher Ianelli
Name: Christopher Ianelli
Title: Chief Executive Officer and President